Exhibit 99.1

May 14, 2020

Liberty Media Corporation Announces Ex-Dividend Date, When-Issued Trading, Trading Symbol Information and New Expiration Date for Rights Offering

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) ("Liberty") announced today that Nasdaq has established May 18, 2020 as the ex-dividend date for the distribution of subscription rights (the "Rights Distribution") to purchase shares of Liberty's Series C Liberty SiriusXM common stock (the "Series C Liberty SiriusXM Rights") in connection with its previously announced rights offering (the "Rights Offering"). Therefore, as a result of "due bill" trading procedures, those persons acquiring shares of Liberty's Series A, Series B and Series C Liberty SiriusXM common stock in the market and continuing to hold such shares through May 15, 2020 will be entitled to receive Series C Liberty SiriusXM Rights. The Series C Liberty SiriusXM Rights will trade on a when-issued basis on the Nasdaq Global Select Market under the symbol "LSXRV" on May 15, 2020 and will begin trading in the regular way on the Nasdaq Global Select Market under the symbol "LSXMR" on May 18, 2020. In addition, the Rights Offering will expire at 5:00 p.m., New York City time, on June 5, 2020 (which is a change from the previously announced expiration date of June 2, 2020).

For additional information on the Rights Offering, please see the prospectus included in Liberty's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 14, 2020. The completion of the Rights Distribution remains subject to the satisfaction of certain conditions, and Liberty reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the Rights Distribution or the commencement of the Rights Offering.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Rights Distribution, the Rights Offering and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty's ability to satisfy the conditions to the Rights Distribution and Liberty's ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Forms 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this press release.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. None of Liberty, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Series C Liberty SiriusXM Rights. Rightsholders should carefully read the prospectus insofar as it relates to the Rights Offering before making any decisions with respect to their Series C Liberty SiriusXM Rights.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation's interests in SiriusXM and Live Nation Entertainment. The businesses and assets attributed to the Braves Group (NASDAQ: BATRA, BATRK) include Liberty Media Corporation's subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1 and minority equity investment in AT&T Inc.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation